Exhibit 4.4
THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
          THIS THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of November 12, 2010 by and among:
(1)	NETQIN MOBILE INC., an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”);
(2)	RPL HOLDINGS LIMITED, an limited liability company organized under the laws of the British Virgin Islands (the “Founders’ HoldCo”);
(3)	NETQIN MOBILE (BEIJING) TECHNOLOGY CO., LTD , a wholly foreign-owned enterprise established under the laws of the People’s Republic of China (the “PRC”) (the “PRC Subsidiary”);
(4)	BEIJING NETQIN TECHNOLOGY CO., LTD , a PRC limited liability company (the “Domestic Enterprise”) (the Domestic Enterprise, collectively with the Company, the Founders’ HoldCo and the PRC Subsidiary, the “Group Companies” and each, a “Group Company”);
(5)	the persons listed on Exhibit A hereto (the “Founders” and each, a “Founder”);
(6)	the persons listed on Exhibit B-1 hereto (the “Series A Investors” and each, a “Series A Investor”);
(7)	the persons listed on Exhibit B-2 hereto (the “Series B Investors” and each, a “Series B Investor”);
(8)	the persons listed on Exhibit B-3 hereto (the “Series C Investors” and each, a “Series C Investor”); and
(9)	the persons listed on Exhibit B-4 hereto the “Series C-1 Investors”, and collectively with the Series A Investors, the Series B Investors, and the Series C Investors the “Investors”, and each, an “Investor”).
RECITALS
          A. The Founders, indirectly through their respective ownership interests in the Founders’ HoldCo, are the holders of 50,352,941 Common Shares of the Company, par value US$0.0001 per share (the “Common Shares”);
          B. Pursuant to that certain Series A Share Purchase Agreement entered into as of June 5, 2007 by and among the Company, the Founders’ HoldCo, the PRC Subsidiary, the Domestic Enterprise, the Founders, and certain Series A Investors, as amended by an Amendment No. 1 to Preferred Shares Purchase Agreement dated as of June 22, 2007 (the “Series A Share Purchase Agreement”), the Series A Investors agreed to subscribe for, and the Company agreed to allot and issue to the Series A Investors up to an aggregate of 33,250,000 Series A preferred shares of the Company, par value US$0.0001 per share (the “Series A Shares”), subject to the terms of the Series A Share Purchase Agreement;

          C. Pursuant to a Shareholders Agreement dated June 7, 2007 by and among the Company, the Founders’ HoldCo, the PRC Subsidiary, the Domestic Enterprise, the Founders, and certain Series A Investors, as amended by an Amendment No. 1 to Shareholders Agreement dated as of June 22, 2007 (the “Series A Shareholders Agreement”), the parties thereto set forth certain rights to the holders of the Company’s Series A Shares, with respect to the other shareholders of the Company.
          D. Pursuant to that certain Series B Preferred Share Purchase Agreement entered into as of December 15th, 2007 by and among the parties thereto (the “Series B Share Purchase Agreement”), the Series B Investors agreed to subscribe for, and the Company agreed to allot and issue to the Series B Investors up to an aggregate of 34,926,471 Series B preferred shares of the Company, par value US$0.0001 per share (the “Series B Shares”), subject to the terms of the Series B Share Purchase Agreement.
          E. Pursuant to that certain Amended and Restated Shareholders Agreement dated December 15th, 2007 by and among the Company, the Founders’ HoldCo, the PRC Subsidiary, the Domestic Enterprise, the Founders, certain Series A Investors and the Series B Investors, (the “Series B Shareholders Agreement”), the parties thereto set forth certain rights to the holders of the Company’s Series A Shares and Series B Shares, with respect to the other shareholders of the Company.
          F. Pursuant to that certain Series C Preferred Share Purchase Agreement entered into as of April 26, 2010 by and among the parties thereto (the “Series C Share Purchase Agreement”), the Series C Investors agreed to subscribe for, and the Company agreed to allot and issue to the Series C Investors up to an aggregate of 29,687,500 Series C preferred shares of the Company, par value US$0.0001 per share (the “Series C Shares”, subject to the terms of the Series C Share Purchase Agreement.
          G. Pursuant to that certain Second Amended and Restated Shareholders Agreement dated April 26th, 2010 by and among the Company, the Founders’ HoldCo, the PRC Subsidiary, the Domestic Enterprise, the Founders, certain Series A Investors, the Series B Investors and the Series C Investors (the “Series C Shareholders Agreement”), the parties thereto set forth certain rights to the holders of the Company’s Series A Shares, Series B Shares and Series C Shares, with respect to the other shareholders of the Company.
          H. Pursuant to that certain Series C-1 Preferred Share Purchase Agreement entered into as of the hereof, by and among the parties thereto (the “Series C-1 Share Purchase Agreement”), the Series C-1 Investors agreed to subscribe for, and the Company agreed to allot and issue to the Series C-1 Investors up to an aggregate of 16,773,301 Series C-1 preferred shares of the Company, par value US$0.0001 per share (the “Series C-1 Shares”, together with the Series A Shares, the Series B Shares and Series C Shares shall individually and/or collectively be referred to as the “Preferred Shares”), subject to the terms of the Series C-1 Share Purchase Agreement.
          I. As a condition to the closing of the offer and purchase of the Series C-1 Shares pursuant to the Series C-1 Share Purchase Agreement, the parties hereto enter into this Agreement to govern certain rights, obligations, covenants and undertakings agreed upon among the parties.

          In consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. INFORMATION RIGHTS; BOARD REPRESENTATION.
     1.1. Information and Inspection Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Series A Shares, Series B Shares, Series C Shares, or Series C-1 Shares are outstanding, the Company shall deliver to each Series A Investor, Series B Investor, Series C Investor or Series C-1 Investor, as the case may be:
               (a) audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, and audited by an internationally recognized accounting firm chosen by the Company and acceptable to the Investors;
               (b) unaudited quarterly consolidated financial statements that compares actual results against annual budget, within forty-five (45) days after the end of each fiscal quarter;
               (c) unaudited monthly consolidated financial statements that compares actual results against annual budget, within twenty-one (21) days after the end of each month;
               (d) an annual budget within forty-five (45) days prior to the start of each fiscal year;
               (e) copies of all other documents or other information sent to any Person in such Person’s capacity as a shareholder of the Company; and
               (f) upon the written request by such Investor, such other information as such Investor shall reasonably request (the above rights, collectively, the “Information Rights”).
               All financial statements to be provided to the Investors pursuant to this Section 1.1 shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with accounting principles generally accepted in the United States (the “US GAAP”).
               The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as an Investor holds any Preferred Shares, such Investor shall have the right (the “Inspection Rights”) to (i) inspect the facilities, records and books of the Company and any of its subsidiaries (including but not limited to the PRC Subsidiary and the Domestic Enterprise) at any time during regular working hours after notice is given to the Company and (ii) discuss the business, operation and conditions of the Company or any of its subsidiaries with the Company’s directors, officers, employees, accountants, legal counsels and investment bankers.
               The Information Rights and Inspection Rights shall terminate upon consummation of the a firm commitment underwritten registered public offering by the Company of its Common Shares on the NASDAQ National Market System in the United

States or any other exchange in any other jurisdiction (on any combination of such exchanges and jurisdictions) acceptable to the holders of a majority of the then outstanding Series A Shares (voting as a separate class), the holders of a majority of the then outstanding Series B Preferred Shares (voting as a separate class) and the holders of a majority Series C Shares and Series C-1 Shares (voting together as a single class) and to the Company with aggregate offering proceeds (before deduction of fees, commissions or expenses) to the Company and selling shareholders, if any, of not less than US$40,000,000 (or any cash proceeds of other currency of equivalent value) that reflects a market valuation of the Company of not less than US$200,000,000 and the price per share of no less than US$1.00 (a “Qualified Public Offering”).
     1.2. Board Representation. The Company’s Fourth Memorandum and Articles of Association (the “Memorandum and Articles”) shall provide that the Company’s board of directors (the “Board”) shall consist of five (5) members, which number of members shall not be changed without an amendment to the Memorandum and Articles (for purpose of this Agreement, an “Affiliate” shall mean (a) in relation to any individual, such individual’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law (each, an “Immediate Family Member”) or any entity controlled by the individual (and in the case of the Founders, whether by himself or together with other Founders), where “control” shall mean the power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the entity, directly or indirectly, whether through the ownership of voting securities, contract or otherwise, and “controlled” shall be construed accordingly).
               (a) For as long as the Series A Investors, their successors in interest, or their Affiliates hold more than 1,000,000 Series A Shares or Common Shares issued upon conversion thereof, one (1) director shall be elected by majority vote of holders Series A Shares, (the “Series A Director”).
               (b) For as long as the Series B Investors, their successors in interest, or their Affiliates hold more than 1,000,000 Series B Shares or Common Shares issued upon conversion thereof, one (1) director shall be elected by majority vote of holders Series B Shares, (the “Series B Director”).
               (b) For as long as the Series C Investors and the Series C-1 Investors, their successors in interest, or their Affiliates hold in the aggregate more than 1,000,000 Series C Shares or Series C-1 Shares or Common Shares issued upon conversion thereof, one (1) director shall be elected by majority vote of the Series C Shares and Series C-1 Shares (voting together as a single class), (the “Series C Director”).
               (c) The holders of the Common Shares, voting as a separate class, shall have the right to appoint and remove two (2) directors, one of whom shall be the Company’s then Chief Executive Officer.
               1.3. Subsidiaries. The board of directors of each of the PRC Subsidiary and the Domestic Enterprise shall have the same number of directors as, and the holders of Series A Shares, Series B Shares the Series C Shares, Series C-1 Shares and Common Shares shall be entitled to appoint the same number of directors to the PRC Subsidiary and the Domestic Enterprise as they are entitled to appoint to the Company as provided in Section 1.2 above or otherwise as agreed upon by the parties.

               1.4. Observer Rights.
               (a) So long as a Founder continues to be actively involved in the management of the Company, the Company shall invite a representative of such Founder to attend all meetings of its Board and all subcommittees of the Board, in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors.
               (b) So long as Fidelity Asia Ventures Fund, L.P. and Fidelity Asia Principals Fund, L.P. (together, “Fidelity”) hold any Series B Shares in the Company, the Company shall invite a representative of Fidelity to attend all meetings of the Board, in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors.
               (c) So long as Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P. and Sequoia Capital China Principals Fund I, L.P. (collectively, “Sequoia”) hold any Series B Shares in the Company, the Company shall invite a representative of Sequoia to attend all meetings of the Board, in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors.
               (d) So long as Pacific Growth Ventures, L.P. (“Pacific Growth”) holds any Series C-1 Shares in the Company, the Company shall invite a representative of Pacific Growth to attend all meetings of the Board, in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors.
               1.5. Meetings, Committees. The Company shall hold Board meetings at least once in each fiscal quarter after the Closing. The Company shall establish an Audit Committee and Compensation Committee, which shall include the Series A Director, the Series B Director and the Series C Director.

2. REGISTRATION RIGHTS.
     2.1. Applicability of Rights. The holders of Preferred Shares shall be entitled to the following rights with respect to any potential public offering of the Company’s Common Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.
     2.2. Definitions. For purposes of this Section 2:
               (a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.
               (b) Registrable Securities. The term “Registrable Securities” shall mean: (1) any Common Shares of the Company issued or to be issued pursuant to conversion of any Preferred Shares, (2) any Common Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b), and (3) any other Common Shares of the Company owned or hereafter acquired by a holder of Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.
               (c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Common Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.
               (d) Holder. For purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.
               (e) Form F-3 and Form S-3. The terms “Form F-3” and “Form S-3” means such respective forms under the Securities Act as is in effect on the date hereof or any successor or comparable registration forms under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
               (f) SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.
               (g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof,

including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall also include fees and disbursements of a special audit required in connection with a demand registration, for which Company shall be responsible for covering up to a maximum of US$25,000 of such fees.
               (h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions and applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.
               (i) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.
               (j) For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.
     2.3. Demand Registration.
               (a) Request by Holders. If the Company shall, at any time after six (6) months following a Qualified Public Offering, receive a written request from the holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities (or any lesser percentage if the anticipated gross receipts from the offering exceed US$20,000,000), pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if (i) the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a), or (ii) the Company delivers notice to the Holders within thirty (30) days of the Request Notice of its intent to file an registration statement for such initial public offering within ninety (90) days.
               (b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least thirty percent (30%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
               (c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this Section 2.3.
               (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.
               (e) Other Securities Laws in Demand Registration. In the event of any registration pursuant to this Section 2.3, the Company shall register and qualify the securities covered by the registration statement under the securities laws of any other jurisdictions outside of the United States or in Hong Kong or elsewhere as shall be appropriate for the distribution of the securities; provided, however, that (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction, and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.
     2.4. Piggyback Registrations.
               (a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities, or a registration on any registration form that does not permit secondary sales), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
               (b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested;

and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
               (c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.
               (d) Consent from the Investors. No shareholder of the Company shall be granted Piggyback Registration rights superior to those of the Investors without the prior written consent of the holders of a majority of the Series A Shares (or Common Shares issued upon conversion of the Series A Shares or a combination of such Common Shares and of Series A Shares) (voting as a separate class), the holders of a majority of the Series B Shares (or Common Shares issued upon conversion of the Series B Shares or a combination of such Common Shares and of Series B Shares) (voting as a separate class), or the holders of a majority Series C Shares and Series C-1 Shares (or Common Shares issued upon conversion of the Series C Shares or Series C-1 Shares or a combination of such Common Shares and of Series C Shares or Series C-1 Shares) (voting together as a single class).
     2.5. Form F-3 and S-3 Registration. After its initial public offering, Holders holding twenty percent (20%) or more in voting power of the Registrable Securities (or a lesser percent if the anticipated aggregate offering price would exceed US$2,000,000) may request the Company in writing to effect the Registration of Registrable Securities. The Company shall use its commercially reasonable best efforts to qualify for registration on Form F-3 or Form S-3 or any comparable or successor form as early as possible and use commercial reasonable best efforts to maintain such qualification thereafter. If the Company is qualified to use Form F-3 or Form S-3, any Holder or Holders shall have a right to request in writing at any time, but not more than twice during any twelve (12) month period, that the Company effect a registration on Form F-3 or Form S-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:
               (a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and
               (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by

Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:
                    (1) if Form F-3 or Form S-3 is not available for such offering by the Holders;
                    (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$2,000,000;
                    (3) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or
                    (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
                    (5) if the Company shall furnish to Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration be filed at such time, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period.
               (c) Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.
               (d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.
     2.6. Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 shall be borne by the Company, except that each Holder participating in a registration pursuant to Sections 2.3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with registrations, filings or qualifications pursuant to Section 2.3. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.
     2.7. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:
               (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 or S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 or S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.
               (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
               (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.
               (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
               (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

               (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
               (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any.
     2.8. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.
     2.9. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:
               (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
                    (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
                    (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;
and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or any partner, officer, director, legal counsel, underwriter or controlling person of such Holder.
               (b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.
               (c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.
               (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
               (e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     2.10. Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall terminate on the seventh (7th) anniversary of the initial public offering of the Company, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.
     2.11. No Registration Rights to Third Parties. Without the prior written consent of the Holders of at least seventy-five percent (75%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or S-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company other than those granted hereunder.
     2.12. Market Stand-Off. Each Founder and each Holder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.
     2.13. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Common Shares, the Company agrees to:
               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
               (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.
     2.14. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, Affiliate, parent, partner, member, limited partner, retired partner, retired member or shareholder of a Holder, (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, or (iii), after such assignment or transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for share splits, share dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferee or assignee (i) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or shareholder of a Holder; (ii) that is an Affiliate of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, (iii) who is a Holder’s Immediate Family Member, or (iv) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, shall be aggregated together and with those of the assigning Holder; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.
3. RIGHT OF PARTICIPATION.
     3.1. General. A Series A Investor holding at least 1,000,000 shares of Series A Shares (as adjusted for stock splits, stock dividends, recapitalizations or similar transactions) a Series B Investor holding at least 1,000,000 shares of Series B Shares (as adjusted for stock splits, stock dividends, recapitalizations or similar transactions), any Series C Investor holding at least 1,000,000 shares of Series C Shares (as adjusted for stock splits, stock dividends, recapitalizations or similar transactions), any Series C-1 Investor holding at least 1,000,000 shares of Series C-1 Shares (as adjusted for stock splits, stock dividends, recapitalizations or similar transactions) or any person to which rights under this Section 3 have been duly assigned by a Series A Investor, a Series B Investor, Series C Investor or a Series C-1 Investor in accordance with Section 6.1 (for purpose of this Section 3, such Series A Investor, Series B Investor, Series C Investor, Series C-1 Investor and each such assignee each hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”). Subject to applicable securities laws, each Participation Rights Holder shall be entitled to apportion its Participation Rights Holder’s Pro Rata Share among its Affiliates upon written notice to the Company. For avoidance of doubt and only for purpose this Section 3, “the Company” appearing below in Section 3 shall be refer to NetQin Mobile Inc.
     3.2. Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Common Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Common Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.
     3.3. New Securities. “New Securities” shall mean any Preferred Shares, any other shares of the Company designated as “Preferred Shares”, Common Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Common Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Common Shares or other voting shares, provided, however, that the term “New Securities” shall not include:
               (a) the issuance or sale of up to 26,415,442 of the Company’s Common Shares and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans approved by the Board (including the affirmative votes of the Series A Director, the Series B Director and the Series C Director);
               (b) Common Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company;
               (c) Common Shares issued or issuable upon conversion or exercise of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares;
               (d) Common Shares issued in connection with a bona fide business acquisition by the Company of another business, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or
               (e) Common Shares issued or issuable in connection with the Company’s initial public offering.

     3.4. Procedures.
               (a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) business days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such twenty (20) business day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.
               (b) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have ten (10) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Common Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Common Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.
     3.5. Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within ten (10) days following the issuance of the First Participation Notice, the Company shall have one hundred twenty (120) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred twenty (120) day period, then the Company shall not thereafter issue or sell any New

Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.
     3.6. Termination. The Right of Participation for each Participation Rights Holder shall not terminate so long as any Investors and its Affiliates collectively hold any Preferred Shares or Common Shares; provided, however, that the Right of Participation shall terminate upon the closing of a Qualified Public Offering.
4. TRANSFER RESTRICTIONS.
     4.1.Certain Definitions. For purposes of this Section 4,
          (a) “Common Shares” means (i) the Company’s outstanding Common Shares, (ii) the Common Shares issued or issuable upon conversion of the Preferred Shares, (iii) the Common Shares issuable upon exercise of outstanding options or warrants and (iv) the Common Shares issuable upon conversion of any outstanding convertible securities;
          (b) “Preferred Share Holder” means an Investor and its permitted assignees to whom its rights under this Section 4 have been duly assigned in accordance with Section 6.1 of this Agreement;
          (c) “Restricted Shares” means any Common Shares, whether now authorized or not, and rights, options or warrants to purchase such Common Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Shares currently held or subsequently acquired by the Founders’ HoldCo or a Founder;
          (d) “Common Share Equivalents” means, with respect to any shareholder, Common Shares owned by such shareholder together with the Common Shares into or for which any issued and outstanding Preferred Shares or any other issued and outstanding convertible securities (excluding, for the avoidance of doubt, unexercised options or warrants) owned by such shareholder shall be convertible.
     4.2. Transfer Notice. Except as set forth in Section 4.8, if at any time the Founders’ HoldCo, a Founder (either directly or indirectly through the Founders’ HoldCo) or any other holder of Restricted Shares (collectively, a “Transferor”) proposes to transfer any Restricted Shares, either directly or through a holding company of such Transferor, to one or more persons (the “Transferee”) pursuant to an understanding with such Transferee (a “Transfer”), then the Transferor shall give the Company and each Preferred Shares Holder a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Restricted Shares to be transferred (the “Offered Shares”), (ii) the identity of the prospective Transferee, (iii) the consideration to be paid for each Offered Share (the “Offered Price”), and (iv) the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a bona fide firm offer from the prospective Transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. Any proposed direct or indirect transfer by a Transferor of an equity interest in any Restricted Shares, including without limitation any transfer or issuance of an equity interest in the Founders’ HoldCo or any other holding company that holds, directly or indirectly, an interest in Restricted Shares, shall constitute a “Transfer” as defined in this Section 4.2, and such equity interest to be transferred or issued by such holding company shall be treated as “Offered Shares” for all purposes under this Section 4.
     4.3. Company’s Option.
          (a) The Company shall have the option to repurchase for cancellation all or any part of the Offered Shares.
          (b) If the Company desires to repurchase for cancellation all or any part of the Offered Shares, the Company must, within the thirty (30) day period (the “Company Refusal Period”) commencing on the date of receipt of the Transfer Notice by the Company, give written notice to the Transferor of the Company’s election to repurchase for cancellation the Offered Shares at a price per share equal to the Offered Price. To the extent that the Company elects not to repurchase for cancellation any or all of the Offered Shares, the remaining Offered Shares may be purchased by the Preferred Share Holders as set forth in Section 4.4 below. A failure by the Company to exercise its right of first refusal within the Company Refusal Period shall be deemed a waiver of such right, however such failure shall not affect the right of first refusal of the Preferred Share Holders as set forth in Section 4.4 below.
          (c) Within five (5) days after the earlier of (i) receipt by the Transferor of notice from the Company pursuant to Section 4.2 above, and (ii) the expiration of the Company Refusal Period, the Transferor will give written notice (the “Second Transfer Notice”) to the Preferred Share Holder specifying either (A) that all or a portion of the Offered Shares were subscribed by the Company exercising its right of first refusal, and setting forth the number of Offered Shares not subscribed for by the Company, if any, or (B) that the Company waived its right to purchase any of the Offered Shares.
     4.4. Option of Preferred Share Holder.
          (a) To the extent the Company does not purchase all of the Offered Shares pursuant to Section 4.2 above, each Preferred Share Holder shall have an option for a period of thirty (30) days (the “Holders’ Refusal Period”) from the receipt of the Second Transfer Notice to submit notice of its irrevocable commitment to elect to purchase its respective pro rata share of the remaining Offered Shares at a price per share equal to the lesser of (i) the Offered Price, and (ii) the fair market value of each Offered Share as reasonably determined by the Board (including the consent of the Series A Director, Series B Director and the Series C Director), and subject to the same material terms and conditions as described in the Transfer Notice.
          (b) Each Preferred Share Holder may exercise such purchase option and thereby purchase all or any portion of its pro rata share (with any re-allotments as provided below) of the remaining Offered Shares, by notifying the Transferor and the Company in writing, before expiration of the Holders’ Refusal Period as to the number of such Offered Shares which it wishes to purchase (including any re-allotment). For the purposes of this subsection (b), each Preferred Share Holder’s “pro rata” share of the remaining Offered Shares shall be a fraction of such remaining Offered Shares, of which the number of Common Share Equivalents owned by such Preferred Share Holder on the date of the Second Transfer Notice shall be the numerator and the total number of Common Share Equivalents held by all Preferred Share Holders on the date of the Second Transfer Notice shall be the denominator.
          (c) If any Preferred Share Holder fails to exercise its right to purchase its full pro rata share of the remaining Offered Shares, the Transferor shall deliver written notice within five (5) days after the expiration of the Holders’ Refusal Period to any Exercising Holder (as defined below) specifying the number of unpurchased Offered Shares. Each Preferred Share Holders that exercises in full its right of first refusal under subsection 4.4(b) above (each, an “Exercising Holder”) shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten (10) days after receipt of the notice by the Transferor pursuant to the prior sentence of this subsection (c); provided, however, that if the Exercising Holders desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then such unpurchased Offered Shares will be allocated pro rata to the extent necessary among the Exercising Holders based on the Common Share Equivelants owned by such Exercising Holders at the date of the Second Transfer Notice.
          (d) If any Preferred Share Holder gives the Transferor notice that it desires to purchase its pro rata share of the Offered Shares and, as the case may be, its re-allotment, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed by the parties and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after the Preferred Share Holder’s receipt of the Second Transfer Notice, unless the value of the purchase price has not yet been established pursuant to Section 4.5.
     4.5. Valuation of Property. Should the purchase price specified in the Transfer. Notice be payable in whole or in part in property other than cash or evidences of indebtedness, the cash equivalent value of the non-cash consideration will be determined by the Board (including the consent of the Series A Director, Series B Director and the Series C Director) in good faith, which determination shall be binding upon the Company, the Preferred Share Holders and the Transferor, absent fraud or error.
     4.6. Preferred Share Holders’ Co-Sale Rights.
          (a) In the event that the Founders’ HoldCo or any Founder (either directly or indirectly through the Founders’ HoldCo) proposes to transfer all or any portion of the Restricted Shares then held by Founders’ HoldCo or such Founder to a Transferee pursuant to a bona fide firm offer from the Transferee to purchase the Offered Shares, to the extent the Company and the Preferred Share Holders do not exercise their respective rights of first refusal as to all of the Offered Shares pursuant to Sections 4.2 and 4.4, each Preferred Share Holder (a “Selling Holder”) that does not purchase Offered Shares pursuant to Section 4.4 shall have an option for a period of thirty (30) days from the end of the Holders’ Refusal Period to participate in such sale of the Common Shares on the same terms and conditions as those being offered to the Transferor and in no event less favorable to the Transferor than those specified in the Transfer Notice. Each Selling Holder shall send notice to the Transferor indicating the number of Common Shares the Selling Holder wishes to sell under its right to participate. To the extent one or more of the Selling Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Common Shares that the Transferor may sell in the Transfer to the Transferee shall be correspondingly reduced.

          (b) Each Selling Holder may elect to sell up to such number of Common Shares equal to (on a fully converted basis) the product of (i) the aggregate number of Common Shares proposed to be sold to the Transferee by (ii) a fraction, the numerator of which is the number of Common Shares owned by the Selling Holder on the date of the Second Transfer Notice and the denominator of which is the total number of Common Shares owned by all Selling Holders and the Transferor on the date of the Second Transfer Notice.
          (c) Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the Transferee one or more certificates and instruments of transfer, properly endorsed for transfer, which represent the type and number of Common Shares which such Selling Holder elects to sell; provided, however that if the prospective Transferee objects to the delivery of Preferred Shares in lieu of Common Shares, such Selling Holder shall convert such Preferred Shares into Common Shares and deliver certificates and instruments of transfer corresponding to such Common Shares. The Company agrees to make any such conversion of Preferred Shares concurrent with the actual transfer of Common Shares to the Transferee and contingent on such transfer.
          (d) The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to Section 4.6(c) shall be transferred to the prospective Transferee in consummation of the sale of the Common Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.
          (e) To the extent that any prospective Transferee prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective Transferee any Common Shares unless and until, simultaneously with such sale, the Transferor shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.
     4.7. Non-Exercise of Rights.
          (a) To the extent that the Company and the Preferred Share Holders have not exercised their rights to purchase all of the Offered Shares within the time periods specified in this Section 4 and the Preferred Share Holders have not exercised their rights to participate in the sale of all of the remaining Offered Shares within the time periods specified herein, the Transferor shall have a period of forty-five (45) days from the expiration of such rights in which to sell the remaining Offered Shares to the Transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice.
          (b) The parties agree that each Transferee shall, prior to the consummation of any Transfer, have executed documents assuming the obligations of such Transferor under this Agreement with respect to the transferred Common Shares. In the event the Transferor does not consummate the sale or disposition of the Offered Shares within forty-five (45) days from the expiration of such rights, the Company and the Preferred Share Holders’ first refusal rights and the Preferred Share Holders’ co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.
          (c) The exercise or non-exercise under this Section 4 of the rights of the Company or the Preferred Share Holders to purchase Offered Shares from a Transferor or the Preferred Share Holders to participate in the sale of the Offered Shares by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Restricted Shares or subsequently participate in sales of Restricted Shares by Transferor hereunder.
     4.8. Limitations to Rights of First Refusal and Co-Sale.
          (a) Estate Planning. Notwithstanding the provisions of this Section 4, the Founders’ HoldCo may, on behalf of any Founder, may sell or otherwise assign, for estate planning purposes, with or without consideration, Common Shares of each Founder’s holdings, to any spouse or member of such Founder’s immediate family, or to a custodian, trustee, executor, or other fiduciary for the account of such Founder’s spouse or members of such Founder’s immediate family, or to a trust for such Founder’s own self, or a charitable remainder trust, provided that each such Transferee or assignee (each, a “Permitted Transferee”), prior to the completion of the sale, transfer, or assignment, shall have executed documents assuming the obligations of such Founder and the Founders’ HoldCo under this Agreement with respect to the transferred Common Shares.
          (b) Transfer to Founders. The rights of first refusal and co-sale provided under this Section 4 shall not apply to any transfer among the Founders, provided that the prior written notice of not less than fifteen (15) business days of such transfer shall be provided to each of the Preferred Share Holders.
          (c) Company Repurchase Rights. The rights of first refusal and co-sale provided under this Section 4 shall not apply to any sale or transfer of any Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship.
          (d) Effective Registration. The rights of first refusal and co-sale provided under this Section 4 shall not apply to any sale by a shareholder of Common Shares to the public pursuant to an effective registration statement filed pursuant to the Securities Act.
          (e) Preferred Share Holders’ Approval. The rights of first refusal and co-sale provided under this Section 4 shall not apply to any transfer that is approved by all of the Preferred Share Holders in writing.
     4.9. Prohibited Transfers.
          (a) Except for permitted transfers as provided in Section 4.8 above, none of the holders of Restricted Shares shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Company securities now held by him to any person prior to the Qualified Public Offering except with the prior written consent of the holders of at least a majority of the Series A Shares (voting as a separate class), the holders of at least a majority of the Series B Shares (voting as a separate class) and the holders of at least a majority of the Series C Shares and Series C-1 Shares (voting together as a single class), or their respective permitted assigns.
          (b) Any attempt by a party to transfer any Restricted Shares in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the prior written approval of the holders of at least a majority of the Series A Shares (voting as a separate class), the holders of at least a majority of the Series B Shares (voting as a separate class) and the holders of at least a majority of the Series C Shares and Series C-1 Shares (voting together as a single class), or their respective permitted assigns.
     4.10. Term. The provisions under this Section 4 shall terminate upon the earlier to occur of:
                    (i) a Qualified Public Offering; and
                    (ii) the sale of all or substantially all of the assets of the Company or the consolidation, merger or other business combination of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation, merger or other business combination hold less than a majority of the voting power of the surviving or resulting entity.
     4.11. Legend.
          (a) Each certificate representing the Restricted Shares shall be endorsed with the following legend:
“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”
          (b) Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.11(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.
5. DRAG-ALONG
     5.1. Drag-Along Rights. If at any time during the term of this Agreement the holders of at least two of the following: i) fifty-one percent (51%) of the then-outstanding Series A Shares(voting as a separate class); ii) fifty-one percent (51%) of the then-outstanding Series B Shares (voting as a separate class); and iii) fifty-one percent (51%) of the then-outstanding shares of the Series C Shares and Series C-1 Shares (voting together as a single class) (the “Drag-Along Shareholders”) approve of a proposed Trade Sale (as defined below), then, in any such event, upon written notice from such holders of Preferred Shares requesting them to do so, each of the other shareholders shall (i) vote, or give his written consent with respect to, all the Common Shares held by him in favor of such proposed Trade

Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Trade Sale; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Trade Sale; and (iii) take all actions reasonably necessary to consummate the proposed Trade Sale, including without limitation amending the then existing Memorandum and Articles of Association of the Company.
     5.2. Exceptions. The Drag-Along Shareholders shall not be entitled to exercise the rights set out in Section 5.1 unless the offering price per share for the Trade Sale, as appropriately adjusted for any share subdivision, combination, recapitalization or similar event, reflects an implied valuation of US$200,000,000 of the Company, pursuant to and immediately prior to the consummation of the Trade Sale.
     5.3. Definition of Trade Sale. For purposes of this Section 5, an “Trade Sale” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.
6. ASSIGNMENT AND AMENDMENT.
     6.1. Assignment. Notwithstanding anything herein to the contrary:
               (a) Preferred Shares. Each of the Investors shall be entitled to transfer all or part of the Preferred Shares or Common Shares issued upon conversion of Preferred Shares owned by it to its Affiliates or one or more affiliated partnerships or funds managed by or affiliated with it or any of their respective directors, officers or partners, provided such transferees agrees in writing to be subject to terms of this Agreement and any other Transaction Agreements (as defined in the Series C-1 Share Purchase Agreement) as if it were a purchaser thereto. Without limiting the generality of the foregoing, Fidelity shall be entitled to transfer all or part of the Preferred Shares or Common Shares issued upon conversion of Preferred Shares to any Fidelity Persons or charitable organization; each shareholder of the Company hereby waives its pre-emption rights in respect of such transfer of shares by Fidelity to any such persons. For purpose of this Section 6.1(a), “Fidelity Persons” means (1) FIL Limited (“FIL”), a company incorporated in Bermuda, and any subsidiary undertaking of FIL from time to time (FIL and its subsidiary undertakings being the “FIL Group”); (2) FMR LLC (“FMR”), a Delaware limited liability company, and any subsidiary undertaking of FMR from time to time (FMR and its subsidiary undertakings being the “FMR Group”); (3) any director, officer, employee or shareholder of the FIL Group and/or the FMR Group or members of his family and any company, trust, partnership or other entity (“Entities”) formed for his or any of their benefit from time to time (any or all of such individuals and Entities being the “Closely Related Shareholders”); (4) any Entity controlled by Closely Related Shareholders where “control” shall mean the power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the Entity, directly or indirectly, whether through the ownership of voting securities, contract or otherwise, and “controlled” shall be construed accordingly; and (5) any affiliate of any member of the FIL Group and/or the FMR Group (where “affiliate”

means any Entity controlled by any combination of any Closely Related Shareholders and any member of the Group and/or the FMR Group, and includes the officers, partners and directors of any affiliate).
               (b) Information Rights and Registration Rights. The Information Rights of the Investors under Section 1.1 may be assigned to any holder of Preferred Shares.
               (c) Rights of Participation; Right of First Refusal; Co-Sale Rights. The rights of each holder of Preferred Shares under Sections 3 and 4 are fully assignable in connection with a permitted transfer of shares of the Company by such holder of Preferred Shares, as the case may be; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such assigning party at the time of such assignment, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.
     6.2. Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) the Company, (b) by persons or entities holding a majority of the Common Shares held (directly or indirectly) by the Founders who are then full-time employees of any Group Company and their Permitted Transferees, (c) the holders of at least a majority of the outstanding Series A Shares, (d) the holders of at least a majority of the outstanding Series B Shares, and (e) the holders of at least a majority of the outstanding Series C Shares and the outstanding Series C-1 Shares, voting as a separate class; provided, however, that any party may waive any of its rights hereunder without obtaining the consent of any other party.
7. PROTECTIVE PROVISIONS
     7.1. For purpose of this Section 7, the term “Company” shall include the Company, the PRC Subsidiary and Domestic Enterprise, unless wholly inapplicable.
     7.2. Consent of Holders of a Majority of Preferred Shares. For so long as at least more than 1,000,000 shares of Series A Shares, more than 1,000,000 shares of Series B Shares, or an aggregated of more than 1,000,000 shares of Series C Shares and Series C-1 Shares remain outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and Articles, the Company shall not take any of the following actions without the consent of the holders of at least two of the following: i) fifty-one percent (51%) of the then-outstanding Series A Shares (voting as a separate class); ii) fifty-one percent (51%) of the then-outstanding Series B Shares (voting as a separate class); and iii) fifty-one percent (51%) of the then-outstanding shares of the Series C Shares and Series C-1 Shares (voting together as a single class):
               (a) Sell or issue any equity or debt security or warrant, option or other right to purchase any equity or debt security (with the exception of any shares issued pursuant to the ESOP or upon conversion of Preferred Shares);
               (b) Declare or pay any dividend or distribution that otherwise results in the redemption or repurchase of any equity security;

               (c) Redeem or repurchase of any shares of the Company other than the redemption or repurchase of shares reserved or issued pursuant to the ESOP at cost or pursuant to the Company’s exercise of rights of first refusal over such shares;
               (d) Make or do anything which results in any acquisitions, sale of control or assets, merger, consolidation, joint venture or partnership arrangements or incorporate any subsidiary or pass any resolution relating to reduction of share capital, dissolution or liquidation;
               (e) Increase or decrease the authorized share capital of the Company;
               (f) Adversely alter or change the rights, preferences or privileges of the Series A Shares, Series B Shares, Series C Shares or Series C-1 Shares, or create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the Series A Shares, Series B Shares, Series C Shares or Series C-1 Shares, as the case may be;
               (g) Amend or waive any provision of the Memorandum or Articles in a manner that would adversely alter or change the rights, preferences or privileges of the Series A Shares, Series B Shares, Series C Shares or Series C-1 Shares, as the case may be;
               (h) Increase or decrease the authorized size of the Board or any committee thereof;
               (i) Approve any issuance of equity securities by any member of the Group Company or any investment, or divestiture or sale of any interest, in any member of the Group Company;
               (j) Incur any indebtedness or assume any financial obligation or issue, assume, guarantee or create any liability for borrowed money in excess of US$250,000 in aggregate at any time outstanding;
               (k) Sell all or substantially all of the Company’s intellectual property, or grant licensing right to all or substantially all of the Company’s intellectual property to a third party; or
               (l) the liquidation or dissolution of any Group Company.
     7.3. Super Majority Board Consent. For so long as at least 1,000,000 Series C Shares or Series C-1 Shares, 1,000,000 Series B Shares or 1,000,000 Series A Shares remain outstanding, in addition to any other vote or consent required herein or in the Memorandum and Articles, the Company shall not take any of the following actions without the consent of at least two-thirds majority of the Board (including the affirmative votes of the Series A Director so long as at least 1,000,000 Series A Preferred Shares remain outstanding, the Series B Director so long as at least 1,000,000 Series B Preferred Shares remain outstanding, and the Series C Director so long as at least 1,000,000 shares of the Series C Shares or Series C-1 Shares remain outstanding):

               (a) unless otherwise provided for in the Company’s annual budget, the incurrence of indebtedness in excess of US$100,000 by the Company individually or in the aggregate during any fiscal year;
               (b) unless otherwise provided for in the Company’s annual budget, the purchase or lease by the Company of any asset valued in excess of US$100,000 individually or in the aggregate during any fiscal year;
               (c) unless otherwise provided for in the Company’s annual budget, the investment by the Company in any other entity in excess of US$100,000 individually or in the aggregate during any fiscal year;
               (d) unless otherwise provided for in the Company’s annual budget, the increase in compensation of any of the five (5) most highly compensated employees of the Company by more than 10% in a twelve (12) month period;
               (e) any incurrence of any security interest, lien or other encumbrance on any assets of the Company;
               (f) the approval or amendment of the Company’s annual budget;
               (g) the adoption or amendment of any employee stock option plan of the Company or any award agreement between the Company and any employees, directors or consultants regarding grant of any options under such plan;
               (h) the approval of or any material change in the Company’s business plan;
               (i) the approval of any transaction or series of transactions between the Company and any shareholder, director, officer or employee of the Company or their Affiliates, any Affiliates of the Company, or any shareholder, director, officer or employee of such Affiliates of the Company (except for transactions between Group Companies, provided such Group Companies provide consolidated financial statements); or
               (j) the appointment or removal of the Chief Executive Officer, the Chief Financial Officer, and Chief Accountant of the Company.
8. GENERAL PROVISIONS.
     8.1. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit C hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit C; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit C with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.
               Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.1 by giving the other party written notice of the new address in the manner set forth above.
     8.2. Entire Agreement. This Agreement, the Series C-1 Share Purchase Agreement, and any other Transaction Agreements (as defined in the Series C-1 Share Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Series C Shareholders Agreement, which shall be null and void and have no force or effect whatsoever as of the date of this Agreement. The parties hereto hereby irrevocably waive any and all rights that they may have against any other party under the Series C Shareholders Agreement.
     8.3. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties hereunder.
     8.4. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.
     8.5. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.
     8.6. Successors and Assigns. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
     8.7. Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.
     8.8. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.9. Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Common Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Common Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.
     8.10. Aggregation of Shares. All Preferred Shares or Common Shares held or acquired by Affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     8.11. Dispute Resolution.
               (a) Negotiation Between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.
               (b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, any such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre under the Rules of Conciliation and Arbitration of the International Chamber of Commerce at the arbitral situs of Hong Kong (the “ICC Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the ICC Rules. The language of the arbitration shall be English. The parties understand and agree that this provision regarding arbitration shall not prevent any party from pursuing preliminary equitable or injunctive relief in a judicial forum pending arbitration in order to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision. The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the State of California and shall not apply any other substantive law. Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.
               (c) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the State of California and shall not apply any other substantive law.
               (d) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

               (e) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award. The parties agree that the award of the arbitrator(s): shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrator(s); that it shall be made and shall promptly be payable in U.S. dollars free of any tax, deduction or offset; and that any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.
               (f) The award shall include interest from the date of any damages incurred for breach or other violation of the contract, and from the date of the award until paid in full, at a rate to be fixed by the arbitrator(s), but in no event less than the prime commercial lending rate announced by JPMorgan Chase at their principal office(s) in New York City for 90-day loans for responsible and substantial commercial borrowers.
               (g) All notices by one party to the other in connection with the arbitration shall be in writing and shall be deemed to have been duly given or made if delivered or mailed by registered air mail, return receipt requested, or by telex, to the parties’ addresses on Exhibit C as may be updated from time to time upon notice.
               (h) The parties agree to hold all arbitration proceedings in the strictest confidence, including without limitation the existence of the arbitration proceedings itself, except when required to obtain preliminary equitable or injunctive relief, or otherwise within a court of competent jurisdiction for the purposes of enforcing the award of the arbitration tribunal.
               (i) If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.
     8.12. Confidentiality.
               (a) Disclosure of Terms. The terms and conditions of the Transaction Agreements, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby (collectively, the “Transaction Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except as permitted in accordance with the provisions set forth below.
               (b) Permitted Disclosures. Notwithstanding the foregoing, the Company may disclose (i) the existence of the investment to its bona fide prospective investors, employees, bankers, lenders, accountants, legal counsels and business partners, or to any person or entity to which disclosure is approved in writing by the Investors, such approval not to be unreasonably withheld; and (ii) the Transaction Terms to its current shareholders, employees, bankers, lenders, accountants and legal counsels, in each case only where such persons or entities are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 8.12, or to any person or entity to which disclosure is approved in writing by the Investors, which such approval is not to be unreasonably withheld. The Investors may disclose (i) the existence of the investment and the Transaction Terms to any Affiliate, partner, limited partner, former partner, potential partner or potential limited partner of the Investors or other third parties and (ii) the fact of the investment to the public, in each case as it deems appropriate in its sole discretion. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 8.12(c) below.
               (c) Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws and regulations of any jurisdiction) to disclose the existence of this Agreement or content of any of the Transaction Terms, such party (the “Disclosing Party”) shall provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure. At the request of another party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.
               (d) Other Exceptions. Notwithstanding any other provision of this Section 8.12, the confidentiality obligations of the parties shall not apply to: (i) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.
               (e) Press Releases, Etc. No announcements regarding the Investors’ investment in the Company may be made by any party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public without the prior written consent of the Investors and the Company, provided, that any such announcement made by any partner, limited partner, bona fide potential partner or bona fide potential limited partner of the Investors shall not be subject to the consent of the Company.
               (f) Other Information. The provisions of this Section 8.12 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.
     8.13. Conflict with Articles of Association. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Memorandum and Articles or other constitutional documents, the terms of this Agreement shall prevail as between the shareholders of the Company only. The Investors, the Founders’ HoldCo and the Founders shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.
     8.14. Holding Companies. Each of the Founders who are natural persons shall procure the Founders’ HoldCo to fully comply with and perform all of the obligations, covenants, undertakings and commitments of such corporate shareholder under this Agreement.

     8.15. Effectiveness. Notwithstanding any of the provisions in this Agreement, this Agreement shall not be effective for either GSR Ventures II, L.P. or GSR Associates II, L.P. (together, “GSR”) until the signature pages of GSR are accompanied by a seal or chop of the general partner of GSR.
[Signature pages to follow]

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

NETQIN MOBILE INC.

By: Name:	/s/ Yu Lin Yu Lin
Title:	Chairman and Chief Executive Officer
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS’ HOLDCO: RPL HOLDINGS LIMITED
By:	/s/ Yu Lin
Name:	Yu Lin
Title:	Director

SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A INVESTORS:

GSR Ventures II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ James Ding
Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding

GSR Associates II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By.	GSR Partners II, Ltd.
Its General Partner

By:	/s/ James Ding
Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A INVESTORS:

SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P.
A Cayman Islands Exempted limited partnership
General Partner of Each

By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

Name:	/s/ Jimmy Wong Jimmy Wong
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

Ceyuan Ventures I, L.P.
By:	Ceyuan Ventures Management, LLC
Its:	General Partner

By:	/s/ Feng Bo
Executive Managing Director

Ceyuan Ventures Advisors Fund, LLC

By:	/s/ Feng Bo
Executive Management Director
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

FIDELITY ASIA VENTURES FUND, L.P.
By: Fidelity Asia Partners, L.P., its General Partner
By: FIL Asia Ventures Limited, its General Partner

By:	/s/ Christopher Brealey
Name: Christopher Brealey
Title: Director

FIDELITY ASIA PRINCIPALS FUND, L.P.
By: Fidelity Asia Partners, L.P., its General Partner
By: FIL Asia Ventures Limited, its General Partner

By:	/s/ Christopher Brealey
Name: Christopher Brealey
Title: Director
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. ‘

SERIES B INVESTORS:

GSR Ventures II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ James Ding
Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding

GSR Associates II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ James Ding
Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P.
A Cayman Islands Exempted limited partnership
General Partner of Each

By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

Name:	/s/ Jimmy Wong Jimmy Wong
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C INVESTORS:

SMOOTH FLOW LIMITED

By:	/s/ Jun Zhang
Name:	Jun Zhang

SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C INVESTORS:

Ceyuan Ventures I, L.P.
By:	Ceyuan Ventures Management, LLC
Its General Partner

By:	/s/ Feng Bo
Executive Managing Director

Ceyuan Ventures Advisors Fund, LLC

By:	/s/ Feng Bo
Executive Managing Director
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorised representatives to execute this Agreement as of the date and year first above written.

SERIES C INVESTORS:

GSR Ventures II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ James Ding Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding

GSR Associates II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ James Ding Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-l INVESTORS:

Ceyuan Ventures, I, L.P.
By:	Ceyuan Ventures Management, LLC
Its General Partner

By:	/s/ Feng Bo Executive Managing Director

Ceyuan Ventures Advisors Fund, LLC

By:	/s/ Feng Bo Executive Managing Director
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS:

ASIA VENTURES II L.P.

By:	/s/ Christopher Brealey
Name: Christopher Brealey
Title: Director

By:	Asia Partners II, L.P.
Its General Partner

By:	FIL Capital Management Limited as General Partner
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-l INVESTORS:

GSR Ventures II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ James Ding Authorized Signatory

GSR Associates II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ James Ding Authorized Signatory

Banean Holdings Ltd

By:	/s/ Waiping Leong Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS:

SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P.
A Cayman Islands Exempted limited partnership
General Partner of Each

By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

/s/ Jimmy Wong
Name: Jimmy Wong
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-l INVESTORS:

PACIFIC GROWTH VENTURES, L.P.
By: Pacific Growth Advisors, LDC, its General Partner

By:	/s/ Ben Yang
Name:	Ben Yang
Authorized Signatory
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-l INVESTORS:

H.T.C. (B.V.I.) CORP.

By:	/s/ Cher Wang
Name: Cher Wang
Title: Director
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-l INVESTORS:

QUALCOMM Incorporated

By:	/s/ Quinn Li
Name: Quinn Li
Title: Senior Director, Ventures
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-l INVESTORS:

CMC CAPITAL INVESTMENTS, L.P.
By: Pacific Venture Group, LDC, its General Partner

By:	/s/ Chen-Wen Tarn
Name:	Chen-Wen Tarn
Authorized Signatory
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-l INVESTORS:
MONTFORD CONSULTING LTD.
By:	/s/ Chen-Wen Tarn
Name:	Chen-Wen Tarn Authorized Signatory
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-l INVESTORS:
SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.
By:	Sequoia Capital China Management I, L.P. A Cayman Islands Exempted limited partnership General Partner of Each
By:	SC China Holding Limited A Cayman Islands limited liability company Its General Partner
Name:	/s/ Jimmy Wong Jimmy Wong
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

DOMESTIC ENTERPRISE: BEIJING NETQIN TECHNOLOGY CO., LTD. (seal)
By:	/s/ Lin Yu
Name: Lin Yu

PRC SUBSIDIARY: NETQIN MOBILE (BEIJING) TECHNOLOGY CO., LTD (seal)
By:	/s/ Lin Yu
Name: Lin Yu

SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:
/s/ Lin Yu LinYu ()
/s/ Shi Wenyong Shi Wenyong ()
/s/ Zhou Xu Zhou Xu ()
SIGNATURE PAGE OF NETQIN MOBILE’S THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

EXHIBIT A
Schedule of Founders
Founders
LIN YU ()
with the PRC ID Number of 352124197612060013
SHI WENYONG ()
with the PRC ID Number of 352124197711280513
ZHOU XU ()
with the PRC ID Number of 110104690310301

EXHIBIT B-1
Schedule of Series A Investors

Series A Investors	Number of Series A Shares
GSR Ventures II, L.P.	21,226,415
GSR Associates II, L.P.	1,273,585
Sequoia Capital China I, L.P.	8,466,700
Sequoia Capital China Partners Fund I, L.P.	972,875
Sequoia Capital China Principals Fund I, L.P.	1,310,425
Total:	33,250,000

EXHIBIT B-2
Schedule of Series B Investors

Series B Investors	Number of Series B Shares
Ceyuan Ventures I, L.P.	18,985,191
Ceyuan Ventures Advisors Fund, LLC	853,044
Fidelity Asia Ventures Fund, L.P.	5,926,072
Fidelity Asia Principals Fund, L.P.	220,987
GSR Ventures II, L.P.	4,855,716
GSR Associates II, L.P.	291,343
Sequoia Capital China I, L.P.	2,988,247
Sequoia Capital China Partners Fund I, L.P.	343,368
Sequoia Capital China Principals Fund I, L.P.	462,503
Total:	34,926,471

EXHIBIT B-3
Schedule of Series C Investors

Series C Investors	Number of Series C Shares
Smooth Flow Limited	17,463,235
Ceyuan Ventures I, L.P.	5,013,695
Ceyuan Ventures Advisors Fund, LLC	225,276
GSR Ventures II, L.P.	6,589,900
GSR Associates II, L.P.	395,394
Total:	29,687,500

EXHIBIT B-4
Schedule of Series C-1 Investors
(Subsequent Closing on December 8, 2010)

Series C Investors	Number of Series C-1 Shares
Pacific Growth Ventures, L.P.	1,039,478
Sequoia Capital China I, L.P.	1,099,808
Sequoia Capital China Partners Fund I, L.P.	126,375
Sequoia Capital China Principals Fund I, L.P.	170,222
GSR Ventures II, L.P.	2,421,944
GSR Associates II, L.P.	145,317
Banean Holdings Ltd	52,393
Ceyuan Ventures I, L.P.	1,815,320
Ceyuan Ventures Advisors Fund, LLC	81,566
Asia Ventures II L.P.	464,975
H.T.C. (B.V.I.) CORP.	2,969,938
QUALCOMM Incorporated	3,267,530
CMC Capital Investments, L.P.	2,613,560
Montford Consulting Ltd.	504,875
Total	16,773,301

EXHIBIT C
Notices
To Group Companies, Founders, and Founders’ HoldCo:
Building 4, 11 East Hepingli Street, Dongcheng District, Beijing, P.R.China, 100013
Fax: 8610-85655518
Tel: 8610-85655555
Attention: Wenyong Shi
To Smooth Flow Limited:
Beida Qingdao Building, Room B302, No. 207 Cheng Fu Road, Haidian District, Beijing, China
Fax: 82615888-2171 and 62617687
Attention: Yan Yu
To GSR:
101 University Ave., 4F, Palo Alto, CA 94301, USA
Fax: +1-650-331-7301
Attention: James Ding
To Sequoia:
Suite 2408, Air China Plaza,
36 Xiaoyun Road, Beijing, China, 100027
Fax: 8610-84475669
Attn: Shauna Xie
To Ceyuan:
M&C Corporate Services Limited, Ugland House, P.O. Box 309GT, Grand Cayman, Cayman Islands
With a copy to:
No. 35 Qin Lao Hutong, Dongcheng District, Beijing, 100009 P.R.C.
Tel: 86 10 84028800
Fax: 86 10 84020999
Attention: Mr. Zhao Weiguo
To Fidelity:
Fidelity Asia Ventures Fund, L.P. / Fidelity Asia Principals Fund, L.P. / Asia Ventures II L.P.
C/O FIL Capital Management (Hong Kong) Limited
Suite 7013-7015, 70th Floor Two International Finance Center,
8 Finance Street Central, Hong Kong
Tel: 852-2629-2800 (main)/852-2629-2835(direct)
Fax: 852-2509-0371
Attn: Benson Tam, Partner

To Pacific Growth Ventures, L.P.:
Walker House, Mary Street, PO Box 265, Grand Cayman KY1-9001, Cayman Islands
Fax: +86-21-52925822
Attention: Ben Yang
To H.T.C. (B.V.I.) CORP.:
Address: 3rd Floor, Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town,
Tortola, British Virgin Islands
Phone: +886 3 375 3252 ext 6197
Email: yvonne_chen@htc.com
Attn:: Ms. Yvonne Chen